Exhibit 10.8

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exclusive License Agreement

Between

The UAB Research Foundation

and

Incysus, Ltd.

March 10, 2016

EXCLUSIVE LICENSE AGREEMENT

This exclusive license agreement (this “Agreement”) is made and is effective as of March 10th, 2016 (the “Effective Date”) between The UAB Research Foundation (“UABRF”), a non-profit 501(c)(3) corporation incorporated in the State of Alabama with its principal place of operations at 701 20th Street South, Birmingham, AL 35233 and Incysus, Ltd. (the “Licensee”), an entity incorporated in Bermuda, with its principal place of operations at Clarendon House 2 Church Street Hamilton HM 11, Bermuda.

RECITALS

WHEREAS, UABRF owns all right, title and interest in the intellectual property described in UABRF intellectual property disclosure number [*****] entitled “[*****]” which was developed by [*****] while employed by the University of Alabama at Birmingham (the “Inventors”), and has filed for patent protection with respect to such intellectual property; and

WHEREAS, UABRF has the right to grant licenses to the intellectual property and the Licensed Patents (defined below) and desires to have the same developed and commercialized to benefit the public; and

WHEREAS, Licensee, a biotechnology company created to develop cancer immunotherapy technology, desires an exclusive license to the Licensed Patents;

NOW, THEREFORE, in consideration of the premises described above and the mutual promises and agreements set forth in this Agreement, the Parties agree as set forth below.

Article 1

Definitions

The Definitions used in this Agreement are set forth below.

1.1           “Affiliate” means any Person that directly or indirectly controls, is controlled by, or is under common control with a Party. “Control” means (i) the beneficial ownership of at least fifty percent (50%) of the voting securities of a Person with voting equity, or (ii) the power to direct or cause the direction of the management or policies of a Person.

1.2           “Agreement” means this agreement, as amended from time to time in accordance with the terms and conditions set forth in this agreement.

1.3           “Applicable Law” means all laws, statutes and regulations promulgated by all Regulatory Authorities and all Governmental Authorities.

1.4           “Change in Control” means, with respect to an entity, a transaction or series of related transactions as a result of which a Person or group of Persons acting in concert directly or indirectly acquires control of the entity or acquires any of the entity’s assets that are, individually or in the aggregate, material to its performance under this Agreement. The transactions may be in any form or combination of forms, including an issuance of voting securities, a grant of one or more proxies, the establishment of a voting agreement, a merger (whether or not the entity survives), a share exchange, or a reorganization, a recapitalization or an asset sale.

1.5           “Development and Commercialization Plan” means development, manufacturing, marketing, and commercialization activities proposed to be undertaken by the Licensee with respect to the Licensed Patents as set forth on attached Exhibit B.

1.6           “Disclaimed Licensed Patent(s)” means any Licensed Patent in respect of which the Licensee decides not to pursue protective rights, undertake, or be responsible for, the payment of Protection Expenses, as described in Section 4.1(e) and (f) of this Agreement.

1.7           “First Commercial Sale” means the first Sale of a Licensed Product to a Third Party.

1.8           “For Value” means any consideration, remuneration or benefit of any kind, whether received directly or indirectly, including, but not limited to, cash, equity, debt, preferential treatment, including waiver, rebate, discount, etc.

1.9           “Governmental Authorities” means, with respect to each country or jurisdiction, all legislative and governmental authorities, bodies, commissions, agencies or other instrumentalities of such country or jurisdiction.

1.10         “Infringement Notice” is defined in Section 7.1 of this Agreement.

1.11         “Inventors” is defined in the first recital of this Agreement.

1.12         “Licensed Field of Use” means cellular therapies in humans.

1.13        “Licensed Patents” means (a) the patents and/or patent applications set forth on attached Exhibit A, (b) any U.S. and foreign patents and patent applications that directly or indirectly claim priority to such patents and patent applications, (c) all patents proceeding from any of the foregoing, and (d) all foreign equivalents, divisionals, continuations, continuations-in-part, reissues, reexaminations, substitutions and extensions of any patent or patent application described in (a) – (c) above. Licensed Patents does not include any patent and/or patent application that is a Disclaimed Licensed Patent.

1.14         “Licensed Product” means any product or part thereof, composition, material, process, or service, the development, manufacture, use, import, export, offer for sale, or sale of which is covered by, or which cannot be undertaken or completed without infringing, a Valid Patent Claim set forth in any Licensed Patent. For the avoidance of doubt, for purposes of Section 5.5, any product or part thereof, composition, material, process, or service which would be deemed to be a Licensed Product if such product or part thereof, composition, material, process, or service were sold in any country or jurisdiction in which a Valid Patent Claim exists shall still be considered to be a Licensed Product with respect to sales in a country or jurisdiction in which no Valid Patent Claim exists.

1.15         “Licensed Territory” means worldwide.

1.16         “Net Sales” means the gross amount set forth on the invoice relating to any Sale of a Licensed Product, less (a) discounts actually allowed, (b) rebates, price reductions, rebates to social and welfare systems, charge backs, government mandated and similar rebates, (c) credits for claims, allowances, retroactive price reductions or returned goods, (d) prepaid freight and insurance, (e) customs duties, sales taxes or other governmental charges actually paid in connection with such Sale (but excluding income tax), transportation, or delivery (including annual fees due under Section 9008 of the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-48); (f) outbound transportation expenses prepaid or allowed; and (g) invoiced amounts written off as uncollectible [*****]. Where a Licensed Product is not used, transferred or exchanged For Value, the Net Sales will be the net invoice price of products of similar kind and quality, sold or transferred For Value at similar quantities, currently being offered by the Licensee, a Sublicensee or by other manufacturers. Where there is no comparable sale or transfer For Value, the Net Sale will be the Licensee’s or Sublicensee’s cost of manufacture, determined by the Licensee’s or Sublicensee’s customary accounting procedures, plus [*****]. Components of Net Sales shall be determined in the ordinary course of business using the accrual method of accounting in accordance with generally accepted accounting practices.

1.17         “Non-Commercial Research Purposes” means any use and practice for academic research and educational purposes, including collaboration with other non-profit entities, but expressly excluding any commercial or for-profit purposes or uses.

1.18         “Non-Royalty Income” means anything received by Licensee or its Affiliates or Sublicensees For Value in consideration of (i) the transfer of Licensed Product in a transaction or portion of a transaction that is not structured to generate royalty payments based on Net Sales; or (ii) the grant of a right (through sublicense or otherwise) to practice the Licensed Patents and/or to make, have made, use or sell Licensed Product in a transaction or portion of a transaction that is not structured to generate royalty payments based on Net Sales.  For purposes of clarity, Non-Royalty Income includes upfront fees, milestone payments and advances and any consideration received by Licensee from the purchase by a Sublicensee of shares of the Licensee in exchange for a transaction or right as described in (i) or (ii) above. Non-Royalty Income shall not include [*****].

1.19         “Parties” means UABRF and the Licensee and each of them individually is a “Party”.

1.20         “Person” means an individual, corporation, partnership, trust, business trust, association or any other entity with a separate legal identity, including the Parties.

1.21         “Proprietary Information” is defined in Section 8.4 of this Agreement.

1.22         “Protection Activities” means preparation of, obtaining, filing for, securing, pursuing, prosecuting, and continuing or maintaining the patents and patent applications, including through participation in post-grant review, inter partes review, ex parte reexamination, or opposition proceedings.

1.23        “Protection Expenses” means all actual, out-of-pocket legal fees, costs and expenses reasonably incurred by UABRF in the performance of the Protection Activities, such fees, costs and expenses to be documented by written invoice.

1.24         “Regulatory Documents” means any document or information prepared for submission to, or submitted to any Governmental Authority with respect to the Licensed Patents that have been provided to UABRF by UAB and/ or an Inventor. Regulatory Documents shall include, but not be limited to, documents related to investigational new drug applications.

1.25         “Regulatory Authority” means, with respect to any particular country or jurisdiction, the Governmental Authority with the primary responsibility for the evaluation or approval of cellular therapy products and processes before such products and/or services can be tested, marketed, promoted, distributed or sold in such country or jurisdiction, including Governmental Authorities that have jurisdiction over the pricing of such products. The term Regulatory Authority includes the Food and Drug Administration of the United States.

1.26         “Representative(s)” means, with respect to each Party and their Affiliates, all directors, officers, employees, agents and advisors and with respect to UABRF only, the trustees of its Affiliate, UAB and any Third Party described in Section 8.4(d) to whom the Receiving Party provides the Proprietary Information in accordance with the conditions set forth in Section 8.4(d).

1.27         “Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the period from the first sale of such Licensed Product in such country until the earlier of: (a) expiration of the last Valid Patent Claim of a Licensed Patents covering such Licensed Product in such country; or (b) fifteen (15) years from First Commercial Sale of such Licensed Product in such country.

1.28         “Sale or Sales” means any use, transfer or exchange, For Value, of a Licensed Product. Sales include all Sales by the Licensee and its Affiliates and Sublicensees, and include any transfer by the Licensee to an Affiliate or Sublicensee where there is no subsequent Sale (i.e. the Licensed Product is not further resold or transferred). For the avoidance of doubt, Sales shall not be deemed to include (a) any transfer by the Licensee where there is a subsequent Sale of the Licensed Product; only the subsequent Sale is used to calculate any amount due, (b) the use, performance or provision of a Licensed Product for research and development purposes, including preclinical, clinical or translational trials or for compassionate use or as samples or (c) reasonable distributions as samples or given as donations for indigent use. A Licensed Product shall be considered sold when the Licensed Product is shipped or invoiced, whichever is earlier.

1.29         “Sublicensee” means a Person to whom the Licensee has granted a sublicense pursuant to Section 2.5 of this Agreement.

1.30         “Technical Information” shall mean technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, designs, drawings or data created before the Effective Date by one or more of the Inventors and disclosed to UABRF by the Inventors before the Effective Date which are not covered by a Valid Patent Claim but which is/are necessary for practicing one or more invention claimed in the Licensed Patents.

1.31          “Term” is defined in Section 9.1 of this Agreement.

1.32         “Third Party” means any Person other than the Parties and their Affiliates and Representatives.

1.33         “United States” means the United States of America.

1.34         “United States Government” means the Federal Government of the United States.

1.35         “Valid Patent Claim” means (i) a pending patent claim included within the Licensed Patents or (ii) an issued and unexpired patent claim included within the Licensed Patents which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other Governmental Authority of competent jurisdiction, to which an appeal has not or cannot be taken within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

Article 2

Grant of License

2.1           Grant of License. Subject to the terms and upon the conditions set forth in this Agreement, UABRF hereby grants to the Licensee and its Affiliates an exclusive right and license to (a) practice the Licensed Patents and (b) make, have made, develop, have developed, manufacture, have manufactured, use, have used, rent, lease, offer to sell, sell, have sold, distribute, import and export Licensed Products, within the Licensed Field of Use in the Licensed Territory during the Term. UABRF shall transfer or provide to Licensee a copy of all Technical Information requested by the Licensee, which has not been previously provided, within [*****] of the Effective Date. UABRF shall transfer or provide a copy to Licensee of all Regulatory Documents (i) within [*****] of UABRF’s receipt of such from the Inventors or (ii) within [*****] of the submission or receipt of such Regulatory Documents by UABRF, whichever shall occur first. For the avoidance of doubt, UABRF shall promptly after the Effective Date transfer to Licensee a copy any investigational new drug application related to any Licensed Patent.

2.2           Rights of the United States Government. It is understood that a United States Governmental Authority (through an award numbered [*****]) has funded research, during the course of or under which the Licensed Patents were conceived or made. The United States Government is entitled, as a right, under the provisions of 35 U.S.C. §§ 200-212 and applicable regulations of Chapter 37 of the Code of Federal Regulations (“Bayh-Dole”), to a non-exclusive, non-transferable, paid-up license to practice or have practiced and use the affected Licensed Patents for governmental purposes. The Licensee acknowledges that the rights and license granted to it pursuant to this Agreement are subject to any and all rights of the United States Government.

2.3           Reservation of Rights by UABRF and its Affiliates. UABRF reserves the right, for itself and for its Affiliates, to:

(a)	practice and use, and to permit its Representatives to practice and use, the Licensed Patents within the Licensed Field of Use solely for Non-Commercial Research Purposes;
(b)	grant to non-profit academic, educational or research institutions and Governmental Authorities, non-exclusive, royalty-free licenses to practice and use the Licensed Patents within the Licensed Field of Use solely for Non-Commercial Research Purposes;
(c)	permit their respective Representatives to disseminate and publish scientific findings from research related to the Licensed Patents; and
(d)	practice, use and otherwise commercialize, including licensing, the Licensed Patents to Third Parties for applications and uses outside of the Licensed Field of Use.

2.4           Title Remains with UABRF. All right, title and interest in and to the Licensed Patents remains with UABRF. Except as provided in this Agreement, no express or implied licenses with respect to the Licensed Patents or any other rights are transferred or granted to the Licensee by implication, estoppel or otherwise. UABRF represents and certifies that it has the legal right to grant the rights under this Agreement.

2.5           Right to Grant Sublicenses. The Licensee has the right to grant sublicenses to any Person under this Agreement on the following terms and conditions:

(a)	the execution of a sublicense shall not in any way diminish, reduce or eliminate any of the Licensee’s obligations under this Agreement;
(b)	any sublicense so granted is limited to the Licensed Field of Use;
(c)	any sublicense so granted shall be subject and subordinate to, and consistent with, the terms of this Agreement;
(d)	the Licensee may not [*****];
(e)	any sublicense shall also provide that, in the event this Agreement is terminated or upon the expiration of the Term, (i) the Licensee shall notify the Sublicensee of the termination or expiration, (ii) the sublicense will terminate simultaneously with the termination or expiration of this Agreement, and (iii) the Sublicensee may enter into a license agreement with UABRF on substantially the same terms as the Sublicensee’s sublicense with the Licensee with UABRF’s approval, provided that [*****] or [*****];
(f)	all sublicenses are to be For Value;
(g)	the Licensee shall provide UABRF with a copy of any such sublicense granted by it under this Agreement promptly after the execution of the sublicense;
(h)	all such copies of sublicense agreements may be redacted to exclude confidential scientific information and other information required by the Sublicensee to be kept confidential, provided that [*****] shall be retained and shall not be redacted; the disclosure of sublicense agreements to UABRF shall be subject to the confidentiality obligations set forth in this Agreement;
(i)	UABRF is a third party beneficiary to each sublicense and each agreement evidencing a sublicensing arrangement shall include a statement and an acknowledgement by the Sublicensee to this effect; and

(j)	Subject to the sublicensing terms in this Section 2.5, Sublicensees may be permitted, on a case-by-case basis, to further sublicense their rights to practice the Licensed Patents. Prior to the execution of any sublicense agreement which allows a Sublicensee to further sublicense, Licensee shall present to UABRF a reasonably detailed business justification for the proposed sublicense, as well as [*****], for UABRF’s review and approval. Licensee shall proceed with execution of the proposed sublicense agreement only with UABRF’s prior written consent, such consent shall not be unreasonably withheld.

Article 3

Development and Commercialization

3.1           Development and Commercialization Plan. During the Term, the Licensee shall use good faith, reasonable commercial efforts to develop, manufacture, commercialize and market the Licensed Patents through a diligent program designed to accomplish the commercial exploitation of the same and to make the technology covered by or embedded in the Licensed Patents available to the general public in accordance with the procedures and practices that are usual and customary for similar technologies and industries utilizing those resources that would be employed by the Licensee of a product or compound of similar market potential at a similar stage in its development or product life as the Licensed Patents taking into account, without limitation, issues of safety and efficacy, product profile, intellectual property situation, regulatory environment and other relevant scientific and commercial factors). The Parties acknowledge that the Licensee has provided to UABRF the Development and Commercialization Plan set forth on attached Exhibit B which sets forth its current development and commercialization objectives. The Parties further acknowledge and agree that the Development and Commercialization Plan is, and the development and commercialization milestones, each set forth on attached Exhibits B and C, are reasonable.

3.2           Amendment of Development and Commercialization Plan and Milestones. All variations and deviations from and changes to the Development and Commercialization Plan and milestones [*****].

3.3           Development and Commercialization Report. The Licensee shall provide UABRF not more than once annually written progress reports detailing generally the activities of the Licensee, its Affiliates and all Sublicensees relating to the Development and Commercialization Plan (Exhibit B) and if any of the Milestones on Exhibit C have been attained. Such reports are to be provided substantially in the format shown in Exhibit E.

3.4           Regulatory Approvals. With respect to each Licensed Product, and to the extent regulatory approval is required, the Licensee shall use its reasonable efforts to obtain the approval of each applicable Regulatory Authority prior to the First Commercial Sale in each country/jurisdiction in which the Licensee intends to sell Licensed Products.

3.5           Patent Markings. If required by Applicable Law, all Licensed Products manufactured and/or sold shall be marked in such a manner as to conform to the Applicable Law of such country/jurisdiction.

3.6           Manufacturing in the United States. The Licensee shall use its best efforts to substantially manufacture in the United States any Licensed Products sold in the United States that incorporates any invention or intellectual property owned by UABRF and licensed to the Licensee under this Agreement that was developed using funds provided by a United States Governmental Authority.

Article 4

Protection of The Licensed Patents; Patent Prosecution

4.1           Future Protection Activities.

(a)	UABRF Retains Primary Responsibility. Subject to the terms and conditions set forth in this Agreement, UABRF shall, from the Effective Date, continue to be primarily responsible for undertaking all Protection Activities relating to the Licensed Patents. UABRF shall select such legal counsel as it deems appropriate to assist it in this process, provided that such counsel is reasonably acceptable to Licensee.
(b)	Co-operation of the Licensee. The Licensee shall reasonably cooperate with UABRF and its designated legal counsel in connection with the Protection Activities.
(c)	Consultation with the Licensee. UABRF shall, and shall cause its designated legal counsel to, consult with the Licensee in connection with such Protection Activities, and the Licensee shall be given reasonable opportunity to discuss, advise and review issues with UABRF and its designated legal counsel in connection therewith.
(d)	Foreign Protection Requested by the Licensee. The Licensee must notify UABRF in writing identifying in which foreign countries and jurisdictions, if any, the Licensee wishes to undertake Protection Activities with respect to any Licensed Patents. Exhibit A shall be amended accordingly to reflect these designations.
(e)	Foreign Patent Protection Not Requested by the Licensee. UABRF may elect to undertake Protection Activities with respect to any Licensed Patents in any country or jurisdiction not so designated by the Licensee pursuant to Section 4.1(d) above. In such cases (i) UABRF shall be responsible for all Protection Expenses incurred in connection therewith, and the Licensee shall not be responsible for such expenses, (ii) the Licensed Patents so affected shall no longer be deemed to be licensed to the Licensee and shall be deemed to have been disclaimed by the Licensee (each, a “Disclaimed Licensed Patent”), (iii) the Licensee shall forfeit and shall no longer have any rights or obligations with respect thereto and (iv) Exhibit A shall be amended accordingly to delete the affected Licensed Patents.
(f)	Disclaimed Licensed Patent. The Licensee may, at any time during the Term, provide at least [*****] written notice to UABRF that it no longer wishes to be responsible for the Protection Expenses in connection with one or more Licensed Patents. In such cases, (i) the Licensee shall continue to be responsible for all Protection Expenses incurred in connection therewith until the expiration of such [*****] notice period and thereafter shall not be responsible for such expenses, (ii) the Licensed Patents so affected shall no longer be deemed to be licensed to the Licensee and shall be deemed to have been disclaimed by the Licensee (each, a “Disclaimed Licensed Patent”), (iii) the Licensee shall forfeit and shall no longer have any rights or obligations with respect thereto and (iv) Exhibit A shall be amended accordingly to delete the affected Licensed Patent.

4.2           Information to the Licensee. UABRF shall provide the Licensee with copies of all issued patents relating to the Licensed Patent. UABRF shall provide copies of all patent applications and all filings, correspondence and other related documentation pertaining to prosecutorial matters arising from the Protection Activities, including, but not limited to, all office actions, requests for examinations and restriction requirements.

Article 5

Financial Terms

5.1          License Issue Fee. Within [*****] of the Effective Date, the Licensee shall pay to UABRF a non-refundable, non-creditable license issue fee of [*****].

5.2          Future Protection Expenses. Beginning [*****] after the Effective Date, or [*****] before the filing of the non-provisional application of a Licensed Patent, whichever is earlier and during the Term and with respect to the Licensed Patents, other than Disclaimed Licensed Patents, the Licensee will be financially responsible for the payment of all Protection Expenses incurred after the Effective Date. The Licensee shall pay such amounts to UABRF within [*****] of receipt of an invoice for the same from UABRF. UABRF shall be responsible for all Protection Expenses incurred in connection with each Disclaimed Licensed Patent in countries/jurisdictions not designated by the Licensee pursuant to Section 4.1(d) above or after the expiration of the notice period referred to in Section 4.1(f) above.

5.3          Issuance of Stock in the Licensee to UABRF. On or promptly following the Effective Date, the Licensee shall issue to UABRF shares in the Licensee initially equivalent to a two and one-half percent (2.5%) ownership interest in Licensee, prior to raising any outside capital to fund the Licensee, which ownership interests shall be subject to the terms and conditions of the Stock Purchase Agreement, dated of even date herewith, a copy of which is attached to this Agreement as Exhibit D. The equity position held by UABRF shall not be diluted until the Licensee has raised at least Twenty Million Dollars ($20,000,000.00) through one or more rounds of investment in equity securities of the Company (or debt securities of the Company that are convertible into or exchangeable for equity securities of the Company) (the “Threshold Amount”). Thereafter, the shares held by UABRF may be diluted only upon the same terms and conditions [*****], until completion of an initial public offering of the Licensee’s common stock.

5.4           Funding of Research Program. The Licensee hereby agrees to support a research program, as set forth in the Research Plan attached hereto as Exhibit F, to be carried out by UABRF’s Affiliate, the University of Alabama at Birmingham. The Parties anticipate that the Licensee’s support of such research program shall take the form of a series of sponsored research agreements and/or clinical trial agreements, as applicable, which the University of Alabama at Birmingham and Licensee agree to negotiate in good faith.

5.5         Running Royalty Payments. During the Term and with respect to each country or jurisdiction within the Licensed Territory in which a Valid Patent Claim exists, the Licensee shall pay to UABRF royalties on all Net Sales of Licensed Products as set forth below:

Entity Accomplishing Sales	Royalty Rate to UABRF
Licensee or Licensee’s Affiliates	[*****]
Sublicensees	[*****]

These payments shall be made on all Net Sales arising in such country/jurisdiction until the expiration of the last Valid Patent Claim in that country/jurisdiction. With respect to each country or jurisdiction within the Licensed Territory in which no Valid Patent Claim exists, Licensee agrees to pay to UABRF a running royalty of [*****] on all Net Sales arising in each such country/jurisdiction during the Term of this Agreement. For the avoidance of doubt, a running royalty shall only be payable to UABRF one time upon the Sale of any Licensed Product to an end user or consumer. All amounts owing to UABRF under this section shall be paid on a quarterly basis, on or before the [*****] following the end of the calendar quarter in which such amounts were earned.

5.6           Anti-Stacking Provision. If, at any time, Licensee discovers that any Licensed Product or the use thereof in the Licensed Field of Use or the practice of any Licensed Patent infringes claims of an unexpired patent or patents other than those in the Licensed Patents, Licensee may, if it has not already done so, negotiate with the owner of such patents for a license on such terms as Licensee deems appropriate. Should the license with the owner of such patents require the payment of royalties or other consideration to such owner then the royalties otherwise payable under this Agreement may be reduced by the amount payable [*****] to the other patent owner(s), but in no event shall the royalties payable under this Agreement be reduced by more than [*****]. To clarify, Licensee and UABRF agree that under no circumstance shall UABRF’s royalty amount under Section 5.5 be less than (a) [*****] when the Licensee or one of its Affiliates is the entity generating Net Sales and (b) [*****] when a Sublicensee is the entity generating Net Sales. If a combination product incorporates a product based on a patent (other than a Licensed Patent) to which Licensee has secured rights via an agreement with the patent owner and the owner of such patent requires the payment of royalties or other consideration to such owner, then the royalties otherwise payable under this Agreement may be reduced by the amount payable [*****] to the other patent owner(s), but in no event shall the royalties payable under this Agreement be reduced by more than [*****].

5.7           Lump Sum Royalties on Cumulative Net Sales. The Licensee shall pay to UABRF a lump sum amount when the cumulative Net Sales accomplished by Licensee, its Affiliates and Sublicensees reaches the amounts set forth below in any calendar year. The table below sets out the cumulative Net Sales amounts and corresponding lump sum payments owed to UABRF:

Cumulative Net Sales Amount Reached in Calendar Year	Lump Sum Due to UABRF
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

All amounts owing to UABRF under this section shall be paid within [*****] of the close of any calendar year in which one of the above amounts is reached in cumulative Net Sales made by Licensee, its Affiliates and Sublicensees.

5.8          Milestone Payments. During the Term, the Licensee shall pay to UABRF the development and commercialization milestone payments set forth in Exhibit C. Each such milestone payment is in consideration of this Agreement and shall be due to UABRF without deduction or adjustment relating to milestones payable to other Third Parties, shall be non-creditable and non-refundable and shall be due within [*****] of achievement. The Licensee shall provide written notice to UABRF to accompany the payment identifying the milestone that has been achieved.

5.9           Non-Royalty Income. The Licensee shall pay to UABRF the amounts as laid out in the chart below on any and all Non-Royalty Income received by it during the Term with such payments being made to UABRF on or before the [*****] of receipt by the Licensee. All such payments shall be accompanied by a written notification of the nature and origin of the Non-Royalty Income upon which the payment is based, the identity of the source of such Non-Royalty Income and, if such Non-Royalty Income was received by the Licensee or generated in a foreign currency, the rate of currency conversion and the date such conversion was calculated as described in Section 5.13 of this Agreement. In the event that the Licensee receives Non-Royalty Income that is not cash or a cash equivalent, the percentage of non-cash payments shall be calculated as a percentage of the then current fair market value of such non-cash consideration. For purposes of clarity and by example only, consideration received by the Licensee in a transaction in which [*****] or in which [*****] would not be considered Non-Royalty Income. Further, [*****] shall mean [*****] and Licensee resolves all queries or requests for clarification made by Licensee to sites participating in the trial. The term [*****] as used below shall be as defined in Exhibit C.

YEAR	PARTICIPATION PCT. IN NON-ROYALTY INCOME
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

5.10        Royalty Reports. During the term of this Agreement, Licensee shall provide UABRF written reports semiannually until the first Sale of a Licensed Product and quarterly thereafter showing:

i.	the occurrence of any event triggering a Milestone Payment obligation or any other payment in accordance with Section 5.8 above; and
ii.	a summary of all reports provided to LICENSEE by LICENSEE'S Sublicensees, including the names and addresses of all Sublicensees; and
iii.	the amount of any consideration received by LICENSEE from Sublicensees and an explanation of the contractual obligation satisfied by such consideration;
iv.	within a given fiscal quarter, the gross selling price and the number of units of all Licensed Products (identified by product number/name) Sold in each country of the Licensed Territory, together with the calculations of Net Sales; and
v.	within a given fiscal quarter, the royalties payable in U.S. Dollars which accrued hereunder; and
vi.	within a given fiscal quarter, the exchange rates, if any, used in determining the amount due.

5.11        Address for Payments. Except as otherwise directed by UABRF, all amounts due to be paid by the Licensee to UABRF pursuant to this Agreement shall be paid to UABRF at the address set forth below its signature on the signature page of this Agreement.

5.12        Late Payment Penalty. The balance of any amount which remains unpaid more than [*****] after it is due to UABRF may be assessed interest until paid at the rate equal to the lesser of [*****] or the maximum amount allowed under Applicable Law. However, in no event shall this interest provision be construed as a grant of permission for payment delays.

5.13         Currency Conversion. All amounts due to be paid to UABRF pursuant to this Agreement shall be made in United States dollars. Any and all amounts received by the Licensee or generated in foreign currency shall be converted into United States dollars at the official rate of exchange from such currency to United States dollars at the rate quoted in the Wall Street Journal (United States edition) for the daily average over the calendar quarter in which running royalties are due and payable to UABRF or on a business day no earlier than five (5) business days before payment is made to UABRF.

5.14        Taxes. UABRF is exempt from paying income taxes under United States law; therefore, all payments made by Licensee under this Agreement shall be made without deduction for taxes, assessments or other charges of any kind that are typically imposed by United States Governmental Authority. Any tax required to be withheld by the Licensee under the laws of any foreign country or jurisdiction for the account of UABRF shall be promptly paid by the Licensee for and on behalf of UABRF to the appropriate Governmental Authority, and the Licensee shall use reasonable commercial efforts to furnish UABRF with proof of payment of such tax, together with official or other appropriate evidence issued by the applicable Governmental Authority. Any such amounts actually paid on UABRF’s behalf shall be deducted from any amounts due to be paid to UABRF under this Agreement.

5.15         No Refund/Offset. Except as otherwise expressly provided under this Agreement, no amounts payable to UABRF under this Agreement are refundable or may be offset, including any amounts paid prior to or during the period of a Patent Challenge under Section 7.7, even if the Patent Challenge is successful or it is otherwise determined that the Licensed Patents are invalid or unenforceable.

Article 6

Recordkeeping

6.1           Books and Records. The Licensee shall keep complete and accurate books, accounts and other records and documentation necessary to ascertain all transactions and events pursuant to which payments due to UABRF pursuant to this Agreement arise and are accrued and to verify the accuracy and completeness of such amounts. All such books, accounts and other records and documentation shall be kept at the Licensee’s principal place of business for a period of not less than [*****] following the end of the calendar year to which they pertain.

6.2           Right to Audit. For the Term, UABRF shall have the right to have the Licensee’s books and records audited by a qualified, independent accounting firm of its choosing, under appropriate confidentiality provisions such as those set forth in Section 8.4 of this Agreement, to ascertain the accuracy of the reports and payments due to UABRF under this Agreement and compliance by the Licensee, its Affiliates and its Sublicensees with their obligations pursuant to this Agreement and any sublicense. Such audit shall be conducted upon reasonable advance notice, during normal business hours and in a manner that does not interfere unreasonably with the Licensee’s business but not more than once in any [*****] period. If any such examination reveals that the Licensee has underpaid or underreported any amount due under this Agreement to UABRF for any calendar quarter examined, the Licensee shall promptly pay to UABRF the amount so underpaid or underreported.

6.3          Reimbursement of Cost of Audit. If any such examination reveals that the Licensee has underpaid or underreported any amount due under this Agreement to UABRF by more than [*****] for any calendar quarter examined, the Licensee shall immediately reimburse UABRF the full costs and expenses incurred by it with respect to the audit.

Article 7

Infringement; Enforcement; Other Legal Claims

7.1           Notification of Infringement and Other Potential Claims. During the Term, each Party shall provide prompt written notice to the other Party of any actual infringement or suspected/potential infringement of the Licensed Patents in the Licensed Territory of which such Party is or becomes aware and shall provide, to the extent reasonable and practicable, any available evidence of such infringement by a Third Party (an “Infringement Notice”). In addition, during the Term, the Licensee shall also provide prompt written notice to UABRF of any facts, circumstances or events which negatively impact or which the Licensee reasonably believes negatively impact the ability of the Licensee or its Affiliates or Sublicensees to exercise their rights or to perform their obligations under this Agreement or any sublicense granted under this Agreement or which negatively impact UABRF’s intellectual property rights in the Licensed Patents, and the Licensee shall provide, to the extent reasonable and practicable, details of (i) the potential claim(s) or cause(s) of action which the Licensee reasonably believes it has or which may be asserted by the Licensee against a Third Party and any actual claims or causes of action asserted by any Third Party against the Licensee or the potential claim(s) or cause(s) of action the Licensee reasonably believes a Third Party may assert against the Licensee, and (ii) sufficient information to enable UABRF to evaluate the issues and the potential effect and impact such claims may have on its rights under this Agreement and the Licensed Patents (a “Potential Claim Notice”).

7.2           Licensee Right to Pursue/Prosecute. During the Term, the Licensee shall have the right to (i) resolve, in the Licensed Field of Use and in the Licensed Territory, any suspected/potential infringement and prosecute any infringement of any Licensed Patents, and/or (ii) resolve any actual or potential claim or cause of action the Licensee believes it has or may have or which a Third Party has or may have against the Licensee which negatively impact or which the Licensee reasonably believes negatively impact the ability of the Licensee or its Affiliates or Sublicensees to exercise their rights or to perform their obligations under this Agreement or any sublicense granted under this Agreement, in its own name and at its own expense, provided:

(a)	the affected Licensed Patents remain exclusively licensed to the Licensee and are not a Disclaimed Licensed Patent;
(b)	the claim relates to a Valid Patent Claim; and
(c)	the Licensee remains in compliance in all material respects with its obligations under this Agreement.

The Licensee shall use its best efforts to abate or terminate such infringement or resolve any other actual or potential claim(s) or cause(s) of action without resorting to litigation, which may include negotiating and executing a sublicense agreement that complies with the terms of Section 2.5 of this Agreement. Before the Licensee commences an action with respect to any infringement or potential infringement or commences an action filed by, or responds to an allegation raised by, a Third Party, it shall give careful consideration to the views of UABRF and the potential effects on the public interest in making its decision whether or not to sue or how to respond. UABRF shall use reasonable efforts to cooperate with the Licensee in connection with any remedial action undertaken by the Licensee and shall be responsible for the costs and expenses incurred by it and for those costs and expenses incurred by it at the reasonable request of the Licensee with respect to such cooperation.

7.3	Control of Suit; Joinder; Expenses.

(a)	Initiated by the Licensee. If the Licensee wishes to commence a lawsuit, it must do so within [*****] following the date of the relevant Infringement Notice and/or Potential Claim Notice, and it shall bear all costs and expenses incurred by it in connection with such lawsuit. UABRF shall cooperate fully with the Licensee in connection with such lawsuit and shall be responsible for the costs and expenses incurred by it and for those costs and expenses incurred by it at the reasonable request of the Licensee with respect to such cooperation.

(b)	Initiated by UABRF. If the Licensee elects not to exercise its right to commence, or fails to commence, an action within [*****] of the date of the relevant Infringement Notice and/or Potential Claim Notice, UABRF may do so at its own expense, and shall retain sole control over the direction of such lawsuit. The Licensee shall cooperate fully with UABRF in connection with such lawsuit and shall be responsible for the costs and expenses incurred by it with respect to such cooperation. If UABRF files an infringement or other lawsuit, the Licensee may not thereafter commence a lawsuit against the same infringing or other party with respect to the same acts of infringement or facts or circumstances which are the subject of UABRF’s lawsuit or with respect to which settlement is reached by the infringing or other party and UABRF.

(c)	Joinder by UABRF. UABRF, to the extent permitted by Applicable Law, may elect to join in as a party to any lawsuit relating to the Licensed Patents, UABRF’s intellectual property rights in the Licensed Patents and/or the Licensee’s ability to exercise its rights or perform its obligations under this Agreement initiated by the Licensee, in which case, both Parties shall jointly control the lawsuit and shall equally share the responsibility of all legal fees, costs and expenses, unless otherwise agreed to by the Parties. The Licensee may not join UABRF in as a party to any lawsuit initiated by it without the prior written consent of UABRF, which such consent shall not be unreasonably withheld, and without prior written agreement between the Parties as to the responsibility between the Parties for all costs and expenses incurred by the Parties. If UABRF is involuntarily joined as a party to a lawsuit initiated by the Licensee, the Licensee shall pay all legal fees, costs and expenses incurred by UABRF arising out of such joinder and participation, including, but not limited to legal fees, costs and expenses reasonably incurred by legal counsel selected and retained by UABRF to represent it in such lawsuit. While UABRF remains a party to any lawsuit initiated by the Licensee, UABRF may not thereafter commence a lawsuit against the same Third Party with respect to the same acts or omissions which are the subject of the Licensee’s lawsuit or with respect to which settlement is reached by the Third Party, the Licensee and UABRF.

7.4           Settlement. The Licensee may not settle or enter into a consent judgment or other voluntary final disposition of any lawsuit relating to the Licensed Patents, UABRF’s intellectual property rights in the Licensed Patents and/or the Licensee’s ability to exercise its rights or perform its obligations under this Agreement initiated by it or to which it is a party without the prior written consent of UABRF, which consent shall not be unreasonably withheld. Neither Party may settle or otherwise dispose of any lawsuit to which it is a party, which admits liability on the part of the other Party or which requires the other Party to pay money damages or issue a formal statement without such other Party’s prior written consent.

7.5           Recoveries.

(a)	Lawsuit initiated by the Licensee and in which only the Licensee is a party. With respect to any lawsuit commenced by the Licensee pursuant to Section 7.3(a) above and in which UABRF is not a party, any recovery of damages shall first be applied in satisfaction of the costs and expenses incurred by the Licensee in bringing such lawsuit, including attorneys’ fees, provided they are reasonably incurred, and any balance shall be treated in accordance with Section 5.5 (Running Royalty Payments).

(b)	Lawsuit initiated by the Licensee and in which UABRF joins.

(i)	With respect to any lawsuit commenced by the Licensee pursuant to Section 7.3(a) above and in which UABRF is involuntarily joined as a party, any recovery of damages (whether compensatory or punitive in nature) shall first be applied, pro rata, in satisfaction of the costs and expenses incurred by UABRF arising out of such joinder and participation, including, but not limited to legal fees and expenses reasonably incurred by legal counsel selected and retained by UABRF to represent it in such lawsuit, then in satisfaction of the costs and expenses incurred by the Licensee in bringing such lawsuit, including attorneys’ fees, provided they are reasonably incurred. Any balance remaining after payment of such costs and expenses, in the case of patent infringement lawsuits, shall be treated in accordance with Section 5.5 of this Agreement as it pertains to Sales by Licensee.

(ii)	With respect to any lawsuit commenced by the Licensee pursuant to Section 7.3(a) above and in which UABRF voluntarily joins as a party, any recovery of damages (whether compensatory or punitive in nature) shall first be applied in satisfaction of the costs and expenses incurred by the Parties in bringing such lawsuit, including attorneys’ fees, provided they are reasonably incurred and shall be applied equally or, in the case of a different agreement between the Parties, in the same manner as the Parties have agreed to be responsible for the costs and expenses. Any balance remaining after payment of such expenses shall be treated in accordance with Section 5.5 of this Agreement as it pertains to Sales by Licensee.

(c)	Lawsuit initiated by UABRF. With respect to any lawsuit commenced by UABRF pursuant to Section 7.3(b) above, all recoveries of damages shall belong to UABRF. Furthermore, the Licensee shall pay over to UABRF any payments (whether or not designated as “royalties”) made by an alleged infringer to the Licensee under any existing or future sublicense authorizing Licensed Products, up to the amount of UABRF’s unreimbursed litigation expenses (including, but not limited to, attorneys’ fees reasonably incurred).

7.6           Inapplicability of Licensee’s Rights. Notwithstanding Sections 7.1 – 7.5 above, the rights and obligations of the Licensee under this article shall not apply to (a) any Licensed Patents in which there are no Valid Patent Claims remaining or (b) any Disclaimed Licensed Patent.

7.7           Patent Challenges. In the event the Licensee, any of its Affiliates, any Sublicensee or any Third Party at the written urging of any of these parties intends to challenge the validity or enforceability of any of the Licensed Patents in any manner, including instituting opposition, declaratory judgment, interference, post-grant review, inter partes review, or re-examination proceeding (a “Patent Challenge”), the Licensee shall give UABRF at least [*****] prior written notice, which shall include stating the basis for such Patent Challenge and providing a copy of all relevant prior art or other materials used as the basis for such Patent Challenge. In the event of a Patent Challenge, Licensee shall: [*****]. In the event of an Unsuccessful Patent Challenge, [*****]. As used herein, “Unsuccessful” means that, upon the conclusion of the action before the court or other Governmental Authority in which the Patent Challenge was brought, [*****]. The Licensee represents that it has reviewed the Licensed Patents and as of the Effective Date is unaware of any reasons why issued patents would not be valid or enforceable or why pending applications would not be valid or enforceable upon issuance.

Article 8

Other Covenants and Agreements

8.1           Use of Names. No Party may, without the prior written consent of the other Party: use (a) the name of the other Party or its Affiliates, if applicable, (b) the name or image of any Representative of the other Party, or (c) any trade-name, trademark, trade device, service mark, or symbol owned by the other Party in any publication, marketing or advertising documentation or material; or represent, either directly or indirectly, that any product or service of the other Party is a product or service of the representing Party or that it is made in accordance with or utilizes the information or documents of the other Party. Notwithstanding the foregoing, the Licensee may disclose that it has received a license from UABRF in connection with any Licensed Product, and either Party may use the name of the other Party to the extent such use is reasonably necessary for complying with Applicable Law.

8.2           Publications. In furtherance of Section 2.3(c) of this Agreement, UABRF or its Affiliates shall submit a copy of any proposed publication or disclosure containing Proprietary Information to the Licensee at least [*****] prior to submission or disclosure. The Licensee shall have [*****] days from its receipt to provide written notice to UABRF or its disclosing Affiliate as to (i) specific edits to remove Licensee’s Proprietary Information prior to publication or disclosure or (ii) the need to delay such publication or disclosure for a reasonable period of time to undertake Protection Activities. If the Licensee does not provide written notice of such request to UABRF or its Affiliate within [*****], UABRF or its Affiliate shall be free to publish or disclose to third parties the proposed publication or disclosure without further obligation to the Licensee.

8.3           Insurance Coverage. Prior to commencing any clinical trial and during the Term, the Licensee shall cause to be in effect through purchase from a reputable insurance company or, upon the consent of UABRF, through a self-insurance program, at its sole expense, "occurrence based type" liability insurance coverage or, if the Licensee is unable to obtain “occurrence based type” liability insurance, a “claims made type” liability insurance coverage (with at least [*****] tail coverage). Such insurance coverage shall include a contractual endorsement providing coverage for all liability which may be incurred in connection with this Agreement, including, but not limited to general liability and products liability, and such other type of insurance coverage required by Applicable Law or which it deems necessary to enable the Licensee to perform its obligations under this Agreement. All such insurance coverage shall list UABRF and its Affiliates as additional insureds. The Licensee shall provide evidence of such insurance coverage to UABRF within [*****] of commencing any clinical trial and at least annually thereafter. All such insurance coverage shall require the insurance provider, or in the case of a self-insurance program, the Licensee, to provide UABRF with at least [*****] prior written notice of any change in the terms or cancellation of coverage.

8.4           Confidentiality.

(a)	Exchange of Proprietary Information. The Parties acknowledge that during the Term they are likely to share information with each other that they each consider to be confidential and proprietary (“Proprietary Information”). For the purposes of this Agreement, the Party that discloses Proprietary Information shall be referred to as the “Disclosing Party” and the Party receiving the Proprietary Information, the “Receiving Party.”

(b)	Nature of Proprietary Information. The Parties agree that information provided to the other Party shall be deemed to be Proprietary Information if it can reasonably be considered to be proprietary, non-public information. Any information that is disclosed orally and that could not reasonably be considered to be proprietary and non-public information will only be deemed to be Proprietary Information if it is , summarized and reduced to writing and identified as “Proprietary” or “Confidential” in writing to the other Party within [*****] of such disclosure. Notwithstanding the above, the Parties specifically agree that any reports provided by the Licensee pursuant to this Agreement shall be considered Proprietary Information.

(c)	Restrictions. With respect to all Proprietary Information disclosed to it, the Receiving Party (i) shall keep it confidential (other than as permitted by this Agreement), (ii) shall store and maintain it with the same diligence and care as its own proprietary information, but no less than reasonable diligence and care, (iii) may only use it for the purpose for which it was disclosed by the Disclosing Party, (iv) may not disclose it (other than to Affiliates, Sublicensees or as permitted by this Agreement), unless such Third Party is contractually bound by confidentiality restrictions at least as stringent as those contained herein; (v) may not deconstruct, modify or copy it (other than as permitted by this Agreement), and (vi) may not transfer or assign it to any Third Party (other than as permitted by this Agreement)without the prior written consent of the Disclosing Party.

(d)	Access to the Proprietary Information. The Proprietary Information may be used by, and disclosed to, on an “as-needed” basis, the Receiving Party’s Representatives. The Licensee may disclose Proprietary Information relating to the Licensed Patents to investors, prospective investors, consultants, collaborators and other Third Parties in the chain of manufacturing and distribution, if and only if, the Licensee obtains from such recipient a written confidentiality agreement, the provisions of which are at least as protective of UABRF’s Proprietary Information as these set forth in this section 8.4. Each Party will promptly notify the other Party of any unauthorized use of or access to the Proprietary Information of which it becomes aware.

(e)	Exceptions to Confidentiality Obligation. The restrictions of confidentiality described above shall not apply to Proprietary Information (i) which as of the Effective Date or subsequent thereto is or becomes available to the public without breach of this Agreement, (ii) if it is lawfully obtained from a Third Party not bound by similar confidentiality and use restrictions and obligations, (iii) if it is known by the Receiving Party prior to disclosure as evidenced by contemporaneous records, or (iv) if it is at any time developed by the Receiving Party independently of any disclosure made pursuant to this Agreement. In addition, the confidentiality obligations shall not apply to the Receiving Party if the Receiving Party is legally required by applicable law, court order or Governmental Authority to disclose the Information, provided the Receiving Party discloses only the minimum to comply and, if possible and in light of the circumstances, provides reasonable prior notice to the Disclosing Party to enable it to contest the requirement or to seek a protective order.

(f)	Termination or Expiration of this Agreement. Upon the expiration of the Term, or the earlier termination of this Agreement, each Receiving Party shall, at the Disclosing Party’s option and upon written notice thereof to the Receiving Party, return all Proprietary Information, copies and other tangible expressions thereof, to the Disclosing Party or provide the Disclosing Party with written notice that the Proprietary Information in its possession, or in the possession of its Representatives, has been destroyed within [*****] after receipt of the Disclosing Party’s written notice to the Receiving Party requiring the Receiving Party to destroy the Proprietary Information in its possession. The Receiving Party may retain one archival copy of the Information for purposes of compliance of its obligations under this Agreement.

(g)	Continuing Obligations after Termination/Expiration. The restrictions and obligations set forth in Section 8.4(c) above shall continue for [*****] from the termination or expiration of this Agreement.

Article 9

Term and Termination

9.1           Term. This Agreement shall commence on the Effective Date and shall continue, unless terminated sooner in accordance with the terms of this Agreement, until the date of expiration of the last to expire of any Valid Patent Claim (inclusive of any extensions, supplementary protection certificates or their equivalents) within the Licensed Patents (the “Term”).

9.2           Termination by the Licensee. The Licensee may terminate this Agreement at any time, in its sole discretion, by giving not less than [*****] prior written notice to UABRF. Upon the reasonable request of UABRF, the Licensee shall provide assistance, at its expense, to UABRF to enable UABRF to facilitate and effect the transfer of applicable information and documents regarding the Licensed Patents to a new licensee.

9.3           Termination by UABRF. UABRF shall have the right to immediately terminate this Agreement upon the occurrence of any one or more of the following events:

(a)	if the Licensee is in material default of any provision of this Agreement or its obligations under this Agreement and such default has not been remedied within [*****] after receipt of a notice to cure from UABRF;
(b)	if the Licensee fails to make a payment due under this Agreement and fails to cure such non-payment within [*****] of receipt of a non-payment notice from UABRF;
(c)	if the Licensee fails to diligently undertake development and commercialization activities as set forth in the Development and Commercialization Plan, provided however, Licensee shall be deemed to have demonstrated sufficient diligence through [*****] or [*****], and [*****] in accordance with [*****];

(d)	if an examination by UABRF pursuant to Section 6.2 shows an underreporting or underpayment by the Licensee in excess of [*****] of any amounts due to UABRF under this Agreement in any [*****] period, provided however, any disputed reporting or payment obligations by Licensee shall not be considered a breach of this provision;
(e)	if the Licensee, any of its Affiliates, any Sublicensee, or any Third Party at the written urging of any of these parties brings a Patent Challenge under Section 7.7 of this Agreement;
(f)	if the Licensee, any of its Affiliates, any Sublicensee, or any Third Party at the written urging of any of these parties issues a press release, public announcement, or news release alleging invalidity or unenforceability of any Licensed Patent; or
(g)	if the Licensee shall become insolvent, shall make an assignment for the benefit of its creditors, or shall have a petition in bankruptcy filed for or against it.

9.4       Effect of Termination or Expiration. Any termination or expiration of this Agreement will not relieve either Party of any obligation or liability accrued by Licensee, its Affiliates or Sublicensee prior to such termination or expiration.

Article 10

Covenants; Representations and Warranties;

Limitations on UABRF’s Obligations

10.1       Both Parties. Each Party represents and warrants to the other Party that it is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it was formed, it has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, that the execution, delivery and performance of this Agreement by it will not conflict with or result in a breach of, or entitle any party thereto to terminate, an agreement or instrument to which it is a party, or by which any of its assets or properties are bound, and that this Agreement has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding agreement of such Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally.

10.2	The Licensee. The Licensee makes the following representations and warranties to UABRF.

(a)	The Licensee possesses the necessary expertise and skill in the technical areas pertaining to the Licensed Patents, and to make its own evaluation of the capabilities, safety, utility and commercial application of the Licensed Patents.
(b)	Any activity undertaken with the Licensed Patents and the Licensed Products will be conducted in compliance with all Applicable Laws.

10.3	UABRF. UABRF makes the following representations and warranties to the Licensee.

(a)	UABRF has the right to grant the license under this Agreement and, to the best of its knowledge, has provided, or will provide, Licensee with all Technical Information and Regulatory Documents as provided to UABRF by The University of Alabama at Birmingham and/or the Inventors.

(b)	To UABRF’s best knowledge and based upon information and representations and warranties made to it by the Inventors, UABRF has no knowledge of any defects to the title and interest in the Licensed Patents and there have been no claims made against UABRF asserting the invalidity or non-enforceability, and with respect to the Licensed Patents, UABRF is not aware that any such claims exist.
(c)	The performance of Management Activities with respect to Disclaimed Licensed Patents will not conflict with or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, this Agreement, and no Third Party shall have any right of claim against the Licensee, with respect to this Agreement or any rights remaining therein.

10.3       Limitations on UABRF’s Representations and Warranties. Except as set forth in this Agreement, UABRF makes no other representations or warranties of any kind. In particular, UABRF makes no express or implied warranties regarding merchantability, fitness for a particular purpose, non-infringement of the intellectual property rights of third parties, validity and scope of any Licensed Patents, the capability, safety, efficacy, utility or commercial application or usefulness for any purpose of any Licensed Patents, or that UABRF will not grant licenses to one or more Third Parties to make, use or sell products or perform processes that may be similar to and/or compete with any Licensed Product.

10.4       Limitations on Licensee’s Representations and Warranties. LICENSEE MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, REGARDING THE RESULTS OF ITS EFFORTS TO DEVELOP, MANUFACTURE OR COMMERCIALIZE ANY LICENSED PRODUCTS.

10.5       No Obligation of UABRF. Unless otherwise agreed in a writing signed by both Parties, UABRF has no obligation to:

(a)	supervise, monitor, review or otherwise assume responsibility for the production, manufacture, testing, marketing, sale or disposition of any Licensed Product;
(b)	furnish any know-how or other information relating to the Licensed Patents, other than as specifically provided in this Agreement; or
(c)	bring or prosecute legal action against any Person for infringement of the Licensed Patents or to defend a Patent Challenge.

Article 11

Liability and Indemnification

11.1       No Indirect, Special or Consequential Liability. None of the Parties shall under any circumstances be liable to any other Party or any other Party’s Affiliates for indirect, incidental, special or consequential damages (including, but not limited to, loss of production time, profits, revenue or business) resulting from or in any way related to this Agreement.

11.2       No Liability of UABRF. Neither UABRF nor any of its Representatives have any liability whatsoever to the Licensee, its Affiliates or any Sublicensee or any Person for or on account of any injury, loss or damage of any kind or nature, sustained by, assessed or asserted against, or any other liability incurred by or imposed upon the Licensee, its Affiliates or any Sublicensee or any Person, arising out of or in connection with or resulting from:

(a)	the use of the Licensed Patents during the Term;
(b)	the production, use, practice, lease, or sale of any Licensed Product;
(c)	any advertising or other promotional activities with respect to (a) and/or (b) above;
(d)	the Licensee’s compliance with, and performance of the Licensee’s representations and warranties given under, and the Licensee’s obligations pursuant to, this Agreement; or
(e)	any fraudulent act on the part of one or more of the Inventors that affects the title of the Licensed Patents.

In addition, UABRF’s liability shall be [*****].

Notwithstanding the foregoing, UABRF shall be responsible and liable for any injury, loss or damage of any kind or nature, sustained by, assessed or asserted against, or any other liability incurred by or imposed upon the Licensee, any Sublicensee, any of their respective Representatives or any Person, arising out of or in connection with or resulting from (i) UABRF’s or any of its Representatives’ negligent acts or omissions, willful malfeasance, or intentional misconduct; (ii) the practice by UABRF of the Licensed Patents prior the Effective Date; or (iii) any breach of Applicable Law by UABRF or any of its Representatives which is the direct and sole cause of the injury, loss or damage sustained.

11.3       Indemnification by the Licensee. The Licensee agrees to indemnify and hold UABRF, its Affiliates and their respective Representatives harmless from and against any and all claims, demands, losses, costs, expenses, deficiencies, liabilities or causes of action of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) directly relating to:

(a)	the use of the Licensed Patents during the Term;
(b)	the production, use, practice, lease, or sale of any Licensed Product during the Term;
(c)	any advertising or other promotional activities with respect to (a) and/or (b) above; or
(d)	the Licensee’s compliance with, and performance of the Licensee’s representations and warranties given under, and the Licensee’s obligations pursuant to, this Agreement.

11.3       Indemnification by UABRF. UABRF shall indemnify, defend and hold harmless Licensee, its Sublicensees, and each of their Representatives from and against any and all claims, demands, losses, costs, expenses, deficiencies, liabilities or causes of action of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) directly resulting from i) UABRF’s or any of its Representative’s negligence, willful malfeasance, intentional misconduct, omission or material breach of any term of this Agreement; and ii) UABRF’s practice of the Licensed Patents prior to the Effective Date;; and iii) UABRF’s compliance with, and performance of UABRF’s representations and warranties given under, and UABRF’s obligations pursuant to, this Agreement.

Article 12

Miscellaneous

12.1       Entire Agreement. This Agreement is the sole and entire agreement by and between the Parties regarding the subject matter set forth in this Agreement, and supersedes all prior agreements. All previous negotiations, statements and preliminary instruments by the Parties with respect to the subject matter hereof are merged in this Agreement.

12.2       No Inducement. No Party has been induced, persuaded or motivated by any promise or representation made by the other Party to enter into this Agreement.

12.3       Independent Contractors. The Parties are independent contractors. No Party has the authority to bind or act on behalf of the other Party. The Parties do not intend to create an employer/employee relationship.

12.4       No Third Party Beneficiaries. This Agreement is for the exclusive benefit of the Parties and their successors and permitted assignees. No other Person shall have any rights under this Agreement, unless and only to the extent permitted by Applicable Law.

12.5       Assignment. The Licensee shall not sell, assign, transfer or otherwise dispose of this Agreement including by operation of law to a Third Party without the prior written consent of UABRF, which consent shall not be unreasonably withheld, except that Licensee shall be permitted to assign this Agreement in the case of: (i) an assignment to a wholly owned Affiliate of Licensee, (ii) the sale of substantially all of the stock or assets of Licensee, or (iii) any merger or acquisition or business combination resulting in a change of control of Licensee, provided that any assignee (a) shall have the knowledge, expertise and experience to perform this Agreement and (b) shall ratify this Agreement and abide by all of its terms and conditions provisions. Any attempted assignment of this Agreement not in compliance with the terms of this subsection will be null and void. No assignment will relieve any Party of the performance of any accrued obligation that such Party may then have pursuant to this Agreement.

12.6       Amendments. Any and all modifications to this Agreement shall only be effective and binding if in writing and signed by a duly authorized representative of each Party.

12.7       Notices. Any notice, request, approval or consent required to be given under this Agreement will be sufficiently given if in writing and delivered to a Party in person, by recognized overnight courier or mailed in such Party’s national postal service, postage prepaid to the address appearing below such Party’s signature on the last page of this Agreement, or at such other address as each Party so designates in accordance with these criteria. Notice shall be deemed effective upon receipt if delivered in person or by overnight courier or five (5) business days after mailing with the Party’s national postal service.

12.8       Disputes.

(a)	Equitable Relief. Either Party may seek temporary equitable and injunctive relief in a court of competent jurisdiction in the event of a breach or threatened breach by the other Party of its obligations under this Agreement, without the requirement to post a bond.

(b)	Internal Resolution. In the event of any dispute arising out of or relating to this Agreement or to a breach thereof, including its interpretation, performance or termination, the Parties shall try to settle such conflicts amicably between themselves.

(c)	Mediation. In the event the Parties are still unable to resolve the dispute, the dispute or conflict may then be submitted by a Party to a mediator, mutually agreed to by the Parties, for nonbinding mediation. The Parties shall cooperate with the mediator in an effort to resolve such dispute.

(d)	Arbitration. If the dispute is not resolved within [*****] days of its submission to the mediator, either Party may submit the dispute for binding arbitration. The arbitration shall be conducted by one (1) arbitrator, to be appointed by mutual agreement of the Parties. The arbitration shall be conducted in accordance with the rules and organization agreed to by the Parties at the time or if no agreement can be reached, by the commercial rules of the American Arbitration Association, which shall administer the arbitration. The arbitration, including the rendering of the award, shall take place in [*****] and shall be the exclusive forum for resolving such dispute. The decision of the arbitrator shall be final and binding upon the Parties and the expense of the arbitration, including, without limitation, the award of attorneys’ fees to the prevailing Party, shall be paid as the arbitrator determines.

12.9       Rights and Remedies. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any Party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the Parties may have by law, statute, ordinance or otherwise.

12.10       Waiver. No term of this Agreement can be waived except by the written consent of the Party waiving compliance. No waiver of a provision, breach or default shall apply to any other provision or subsequent breach or default or be deemed continuous, nor will any single or partial exercise of a right or power preclude any other further exercise of any rights or remedies provided by law or equity.

12.11       Severability. In the event that any provision contained in this Agreement is determined to be invalid, void or illegal, such provision shall be deemed deleted from the Agreement and shall not affect the validity of the remaining provisions of this Agreement.

12.12       Force Majeure. No Party shall be liable for any failure to perform its obligations under this Agreement to the extent such failure to perform is due to circumstances reasonably beyond such Party’s control, provided that the affected Party uses reasonable efforts to overcome or avoid the effects of such cause and continues to perform its obligations to the extent possible.

12.13       Survivability. All rights and obligations of the Parties which by intent or meaning have validity beyond or by their nature apply or are to be performed or exercised after the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement for the period so specified, if any, or for perpetuity.

12.14       Governing Law. This Agreement, and the application or interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Alabama.

12.15       Jurisdiction. The Licensee consents on behalf of itself and its Affiliates to the personal jurisdiction of the federal and state courts located in the State of Alabama with respect to all claims or other causes of action arising out of this Agreement.

12.16       Interpretation. Whenever used in this Agreement and when required by the context, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders, masculine, feminine and neuter.

12.17       Captions. The captions as to contents of particular sections or paragraphs contained in this Agreement are inserted for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular sections or paragraphs to which they refer.

12.18       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Licensee and UABRF have each caused its duly authorized representative to execute this Agreement, effective as of the Effective Date.

UABRF:		THE LICENSEE:
The UAB Research Foundation		Incysus, Ltd.

By:	/s/ Authorized Signatory	By:	/s/ William Ho
		Name:	William Ho
		Title:	CEO

By:
Name:
Title:

Addresses For Notices and Payments:	Address For Notices:

For Delivery by Hand or Courier Service:

The UAB Research Foundation

Attention: Executive Director

701 20th Street South

Administration Building 770

Birmingham, AL 35233

For Delivery by U.S. Postal Service:

The UAB Research Foundation

Attention: Executive Director

1720 2nd Avenue South

Administration Building 770

Birmingham, AL 35294-0107

Incysus, Ltd. Clarendon House 2 Church Street Hamilton, HM11 Bermuda

EXHIBIT A

LICENSED PATENTS

(dated as of the Effective Date)

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EXHIBIT B

DEVELOPMENT AND COMMERCIALIZATION PLAN

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EXHIBIT C

MILESTONES

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EXHIBIT C

(Continued)

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EXHIBIT D

FORM OF STOCK PURCHASE AGREEMENT

EXHIBIT E

FORM OF DEVELOPMENT AND COMMERICIALIZATION PROGRESS REPORT

Licensee Name

Address

City, State, Zip

Progress Report covering the period January- December, 20__ for the License between Licensee and UABRF dated ________________

As required under Article 3 of the above-referenced license agreement, the following details the progress made during the reporting period in commercializing the licensed technology.

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EXHIBIT F

RESEARCH PLAN

The following research and development priorities will be addressed.

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